UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2019

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Jackson Omnibus Agreement

On February 7, 2019, Staffing 360 Solutions, Inc. (the “Company”), as borrower, and certain domestic subsidiaries of the Company, as guarantors, entered into a Third Omnibus Amendment, Joinder and Reaffirmation Agreement with Jackson Investment Group, LLC, as lender (the “Jackson Omnibus”), which among other things amended that certain Amendment and Restated Note Purchase Agreement, dated as of September 15, 2017, as amended by that certain First Omnibus Amendment and Reaffirmation Agreement, dated as of August 27, 2018, and that certain Second Omnibus Amendment and Reaffirmation Agreement dated as of November 15, 2018 (as amended, the “Purchase Agreement”) to permit the Company (a) to pay a quarterly cash dividend made by the Company to the holders of its common stock in the amount of one cent per share of common stock issued and outstanding, provided, that (1) such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter of the Company and (2) at the time of the making of such dividend no Event of Default (as specifically defined in the Purchase Agreement) exists or would result therefrom, and (b) to pay cash dividends payable in respect of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock”) pursuant to the terms of the Certificate of Designation of Series E Convertible Preferred Stock (the “Certificate of Designation”) and permit any repurchase or redemption of the Series E Preferred Stock and/or Series E-1 Preferred Stock.

The Jackson Omnibus contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Jackson Omnibus.

Amendment to Credit Agreement

On February 7, 2019, the Company and certain domestic subsidiaries (the “Borrowers”) of the Company entered into an amendment to the Credit and Security Agreement, dated as of April 8, 2015, as amended, and entered into Amendment No.11 (“Amendment No. 11”) to the Credit and Security Agreement (as amended, the “Credit Agreement”), with MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust (“Midcap”) to permit the Company (a) to pay a quarterly cash dividend to its shareholders in the amount of one cent per share of common stock issued and outstanding,  provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter, (b) to pay cash dividends payable in respect of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), Series E Preferred Stock and Series E-1 Preferred Stock in accordance with their respective terms in effect on February 7, 2019, pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Certificate of Designation, and (c) to redeem or repurchase for cash the Series A Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock in accordance with their respective terms in effect on February 7, 2019, pursuant to the Charter and the Certificate of Designation.

In addition, the Company also agreed not to (a) declare issue any shares of preferred stock other than those in existence as of February 7, 2019, or issued in accordance with the terms and conditions of the Certificate of Designation or (b) amend, modify, supplement and/or restate (i) the Company’s previously announced Debt Exchange Agreement, dated as of November 15, 2018 with Jackson, (ii) the Certificate of Designation or the terms and conditions of its obligations under the Certificate of Designation.

Amendment No. 11 contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by Amendment No. 11.

Intercreditor Agreement

In connection with the Company’s previously announced exchange of $13,000,000 of indebtedness of the Company held by Jackson in exchange for 13,000 shares of Series E Preferred Stock (the “Debt Exchange”), on February 7, 2019, Jackson, Midcap, the Company and certain subsidiaries of the Company entered into a Second Amendment to Intercreditor Agreement to reflect the Debt Exchange.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 above with respect to the Jackson Omnibus and Amendment No. 11 and set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2019, the Company filed a Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.  The Certificate of Amendment amended the Certificate of Designation to permit the Company, during the period commencing on November 15, 2018, and ending on November 14, 2019, to (a) pay cash dividends with respect to the Series A Preferred Stock provided that the aggregate monthly amount of all such Series A Preferred Stock dividends does not exceed $17,000, and (b) pay a quarterly cash dividend to the holders of its common stock in the amount of one cent per share of common stock issued and outstanding, provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter of the Company, and provided with respect to both subsections (a) and (b), at the time of the making of such dividend no Preferred Default (as specifically defined in the Certificate of Designation) exists or would result therefrom.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, dated February 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer